U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2013

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80120
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 25, 2013, ADA-ES, Inc., a Colorado corporation (“ADA”), Advanced Emissions Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of ADA (“ADES”), and ADA Merger Corp., a Colorado corporation and wholly-owned subsidiary of ADES (“MergerCo”), entered into an Agreement and Plan of Merger (the “Reorganization Agreement”), that provides for the merger (the “Merger”) of ADA with MergerCo, with ADA surviving the Merger as a wholly-owned subsidiary of ADES, and the conversion of each share of common stock, no par value per share of ADA (“ADA Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares held in treasury, which will be cancelled), into one duly-issued, fully-paid and non-assessable share of common stock, par value $0.001 per share of ADES (“ADES Common Stock”) (collectively with the other transactions contemplated by the Reorganization Agreement, the “Reorganization”). In addition, each outstanding option to purchase or other right to acquire shares of ADA Common Stock would automatically convert into an option to purchase or right to acquire, upon the same terms and conditions, an identical number of shares of ADES Common Stock.

Upon completion of the Reorganization, ADES, a Delaware corporation, would, in effect, replace ADA, a Colorado corporation, as the publicly held corporation, and the holders of ADA Common Stock would hold the same number of shares and same ownership percentage of ADES after the Reorganization as they held of ADA immediately prior to the Reorganization. ADA expects that the ADES Common Stock will be traded on the NASDAQ Capital Market under the symbol “ADES,” the symbol currently used by ADA. The directors of ADES immediately following the Reorganization will be the same individuals who were directors of ADA immediately prior to the Reorganization. The President and Chief Executive Officer, Senior Vice President, Chief Financial Officer and Secretary, Executive Vice President, Chief Operating Officer, Chief Technology Officer, Vice President and General Counsel and Vice President of Investor Relations of ADA immediately prior to the Reorganization will hold those same offices as the executive officers of ADES immediately following the Reorganization.

The boards of directors of ADA, ADES and MergerCo have unanimously approved and adopted the Reorganization Agreement and the transactions contemplated thereby. The Reorganization Agreement is subject to specified conditions, including approval by ADA’s shareholders at ADA’s 2013 Annual Meeting of Shareholders (the “Annual Meeting”), which is currently scheduled for June 13, 2013. If approved by ADA’s shareholders at the Annual Meeting and the other conditions set forth in the Reorganization Agreement are satisfied, it is currently expected that the Reorganization would be completed on or about July 1, 2013.

The Reorganization Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the effective time of the merger by action of the board of directors of ADA if it should determine that for any reason the completion of the transactions provided for therein would be inadvisable or not in the best interest of ADA or its shareholders.

The Reorganization is intended to be tax-free for ADA and its shareholders for U.S. federal income tax purposes.

Upon completion of the Reorganization, ADES Common Stock would be deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), ADES would be the successor issuer to ADA.

The foregoing description of the Reorganization Agreement is not complete and is qualified in its entirety by reference to the Reorganization Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2013, the Compensation Committee of the Board of Directors of ADA terminated the Amended and Restated Refined Coal Activities Supplemental Compensation Plan (the “RC Plan”). The original RC Plan was adopted by the Compensation Committee on April 20, 2010 and amended and restated on November 9, 2011.

The RC Plan provided for annual incentive awards in an amount equal to 7% of the “Net Contribution Margin” (as defined in the RC Plan) resulting from ADA’s “Refined Coal Activities” (as defined in the RC Plan). The amount of each incentive award was calculated and paid annually following the close of each fiscal year and allocated as follows: 3% of Net Contribution Margin, or 42.85% of the total award, was allocated to Dr. Michael Durham, ADA’s President and Chief Executive Officer, and 4% of Net Contribution Margin, or 57.15% of the total award, was allocated to those eligible RC Plan participants selected by Dr. Durham based on their contributions to our Refined Coal Activities during the prior fiscal year.

During 2012, the Compensation Committee discussed various changes to the RC Plan based on input from senior management and in March 2013, based on advice from ADA’s compensation adviser, terminated the RC Plan in favor of a replacement long-term incentive plan being developed. In lieu of an award under the RC Plan with respect to Refined Coal Activities in 2012, on March 20, 2013, the Compensation Committee approved a discretionary bonus based on the calculations that would have been made pursuant to certain of the changes discussed during 2012, including an award based on tax credits earned by Clean Coal Solutions, LLC, a 42.5% owned and consolidated subsidiary of ADA, during 2012 due to Refined Coal Activities. ADA did not and will not incur any early termination penalties as a result of terminating the RC Plan.

Item 7.01 Regulation FD Disclosure.

On March 25, 2013, ADES filed with the SEC a preliminary joint proxy statement/prospectus (subject to completion) as part of its preliminary Registration Statement on Form S-4 relating to the Reorganization Agreement. This filing is available at the SEC’s website (http://www.sec.gov/). Among other things, the filing states that the information in the preliminary joint proxy statement/prospectus “is not complete and may be changed.”

Additional Information and Where to Find It

ADA and ADES have filed a registration statement that includes a preliminary proxy statement/prospectus and other relevant documents in connection with the proposed Reorganization. ADA SHAREHOLDERS ARE URGED TO READ CAREFULLY THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN FILED AND MAILED, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REORGANIZATION. Investors may obtain a free copy of the preliminary proxy statement/prospectus and other filings containing information about ADA, ADES and the proposed Reorganization, from the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the preliminary proxy statement/prospectus and other filings containing information about ADA, ADES and the proposed Reorganization can be obtained without charge by directing a request to ADA-ES, Inc., 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado 80129, Attn: Vice President of Investor Relations (Telephone: (888) 822-8617), or accessing them on ADA’s corporate web site at www.adaes.com.

ADA, its directors, executive officers, certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of ADA in favor of the proposed Reorganization. In addition, Georgeson Inc. will distribute proxy materials to beneficial owners, may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of ADA’s common stock held on the record date by such persons. ADA will pay Georgeson Inc. $8,000 for its proxy solicitation services plus related fees for any additional services and will reimburse Georgeson Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by directors, officers and other employees of ADA without additional compensation.

Additional information regarding the interests of potential participants, if any, in the proxy solicitation is included in the preliminary proxy statement/prospectus and will be included in the definitive proxy statement/prospectus and other relevant documents that ADA and ADES have filed and intend to file with the SEC in connection with the Annual Meeting.

On March 25, 2013, ADA issued a press release relating to the Reorganization. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of March 25, 2013, among ADA-ES, Inc., Advanced Emissions Solutions, Inc. and ADA Merger Corp.

99.1	Press Release, dated March 25, 2013, issued by ADA-ES, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADA-ES, INC.

Date: March 25, 2013	By:	/s/ Mark McKinnies
	Name:	Mark McKinnies
	Title:	Senior Vice President and Chief Financial Officer (Chief Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of March 25, 2013, among ADA-ES, Inc., Advanced Emissions Solutions, Inc. and ADA Merger Corp.

99.1	Press Release, dated March 25, 2013, issued by ADA-ES, Inc.